  As filed with the Securities and Exchange Commission on April 12, 2000

                                                 Registration No. 333-33872

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ---------------
                            CELL THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)
                                ---------------

           Washington                             2384                            91-1533912
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification Number)

                            201 Elliott Avenue West
                           Seattle, Washington 98119
                                 (206) 282-7100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                James A. Bianco
                     President and Chief Executive Officer
                            Cell Therapeutics, Inc.
                            201 Elliott Avenue West
                           Seattle, Washington 98119
                                 (206) 282-7100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                    Copy to:
                            Michael J. Kennedy, Esq.
                             Michael S. Dorf, Esq.
                             Torrey J. Miller, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                          Palo Alto, California 94304
                                 (650) 493-9300
                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                            Proposed       Proposed
 Title of each class of                     maximum        maximum      Amount of
    securities to be      Amount to be   offering price   aggregate    registration
       registered        registered(/1/)   per share    offering price     fee
-----------------------------------------------------------------------------------
Common Stock, no par
 value per share.......  3,503,334(/2/)      $21.00      $73,570,014   $19,423(/3/)
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
(1) In accordance with Rules 416 and 457 under the Securities Act, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable in connection with the exercise of the warrants described in footnote (2) below, to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) A total of 170,000 shares of Registrant's Common Stock are being registered hereunder for resale upon exercise of warrants to purchase 170,000 shares of Common Stock at an exercise price of $13.20 per share.

(3) Previously paid with the initial filing on April 3, 2000.
                                ---------------
   CTI hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until CTI shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

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


   The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16 of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by CTI in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

   SEC Registration Fee............................................... $ 19,423
   Legal Fees and Expenses............................................   50,000
   Accounting Fees and Expenses.......................................   10,000
   Printing Fees......................................................   18,000
   Transfer Agent Fees................................................    2,500
   Miscellaneous......................................................    1,000
                                                                       --------
     Total............................................................ $100,923
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of CTI's Restated Bylaws provides for indemnification of CTI's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of CTI also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by CTI for such purpose.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Registrant's Restated Articles of Incorporation (Exhibit 4.1 hereto) contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

   CTI has entered into an indemnification agreement with each of its executive officers and directors in which CTI agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. CTI agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee, trustee or agent of the Registrant or any related company, partnership or enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity and any action, suit, claim or proceeding instructed by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by CTI's Board of Directors. No indemnity pursuant to the indemnification agreements shall be provided by CTI on account of any suit in which a final, unappealable judgment is rendered against the officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of CTI in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by CTI.

   CTI has entered into Registration Rights Agreements with the selling holders. Such agreements provide for indemnification by such selling holders of the Company and its officers and directors, and by the Company of such selling holders, for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

  4.1  Securities Purchase Agreement dated as of Febuary 15, 2000 between Cell
       Therapeutics, Inc. and the Purchasers named therein.
  4.2 Form of Registration Rights Agreement dated as of Febuary 15, 2000 between Cell Therapeutics, Inc. and the Investors named therein.
  5.1  Opinion of Wilson Sonsini Goodrich & Rosati
 23.1* Consent of Ernst & Young LLP, Independent Auditors
 23.2  Consent of Wilson Sonsini Goodrich & Rosati (included in the Opinion of
       Wilson Sonsini Goodrich & Rosati filed as Exhibit 5.1 hereto)
 24.1* Power of Attorney (see page II-3)

--------

* Previously filed.

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on this 12th day of April, 2000.

                                          CELL THERAPEUTICS, INC.

                                                /s/ James A. Bianco, M.D.
                                          By __________________________________
                                                  James A. Bianco, M.D.
                                              President and Chief Executive
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of CTI and in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ James A. Bianco, M.D.       President, Chief Executive      April 12, 2000
____________________________________ Officer and Director
       James A. Bianco, M.D.         (Principal Executive
                                     Officer)


        /s/ Louis A. Bianco*         Executive Vice President,       April 12, 2000
____________________________________ Finance and Administration
          Louis A. Bianco            (Principal Financial
                                     and Accounting Officer)


      /s/ Max E. Link, Ph.D.*        Chairman of the Board and       April 12, 2000
____________________________________ Director
         Max E. Link, Ph.D.


     /s/ Jack W. Singer, M.D.*       Director                        April 12, 2000
____________________________________
        Jack W. Singer, M.D.


        /s/ Jack L. Bowman*          Director                        April 12, 2000
____________________________________
           Jack L. Bowman


     /s/ Jeremy L. Curnok Cook*      Director                        April 12, 2000
____________________________________
       Jeremy L. Curnock Cook


    /s/ Wilfred E. Jaeger, M.D.*     Director                        April 12, 2000
____________________________________
      Wilfred E. Jaeger, M.D.


     /s/ Mary O'Neil Mundinger*      Director                        April 12, 2000
____________________________________
       Mary O'Neil Mundinger


  /s/ Phillip M. Nudelman, Ph.D.*    Director                        April 12, 2000
____________________________________
     Phillip M. Nudelman, Ph.D.

   /s/ James A. Bianco, M.D.

*By ______________________

     James A. Bianco, M.D.

      Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                              Exhibit Title
 -------                             -------------
  4.1    Securities Purchase Agreement dated as of Febuary 15, 2000 between
         Cell Therapeutics, Inc. and the Purchasers named therein.

  4.2 Form of Registration Rights Agreement dated as of Febuary 15, 2000 between Cell Therapeutics, Inc. and the Investors named therein.

  5.1    Opinion of Wilson Sonsini Goodrich & Rosati

 23.1*   Consent of Ernst & Young LLP, Independent Auditors

 23.2 Consent of Wilson Sonsini Goodrich & Rosati (included in the Opinion of WSGR filed as Exhibit 5.1)

 24.1*   Power of Attorney (see page II-3)

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* Previously filed.